UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549
_____________________________________________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
______________________________________________________________________

Date of Report (Date of earliest event reported): November 15, 2018

BOSTON SCIENTIFIC CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	1-11083	04-2695240
(State or other	(Commission	(IRS employer
jurisdiction of	file number)	identification no.)
incorporation)

300 Boston Scientific Way, Marlborough, Massachusetts	01752-1234
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:   (508) 683-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

ITEM 2.05.    COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.

On November 15, 2018, the Board of Directors of Boston Scientific Corporation (the “Company”) approved a new global restructuring program. The program is intended to support the Company’s effort to improve operating performance and meet anticipated market demands by ensuring that the Company is appropriately structured and resourced to deliver sustainable value to patients and customers. Key activities under the program include supply chain network optimization intended to maximize the Company’s global manufacturing and distribution network capacity, and building functional capabilities that support business growth.

These activities are expected to be initiated in 2019 and to be substantially complete by the end of 2021. The Company estimates the program will reduce gross annual pre-tax operating expenses by approximately $100 million to $150 million by the end of 2022 as program benefits are realized, and expects a substantial portion of the savings to be reinvested in strategic growth initiatives.

The Company anticipates that its overall employee base will remain relatively unchanged upon completion of the restructuring program. While new jobs are created in areas of growth and resources are deployed to support an expanding portfolio and growing global market needs, the Company does expect some employee attrition and limited headcount reductions to result from these restructuring activities.

The Company estimates that the implementation of the program will result in total pre-tax charges of approximately $200 million to $300 million, of which approximately $180 million to $280 million is expected to result in future cash outlays.

The following table provides a summary of the Company's estimate of costs associated with the program:

Type of Cost	Total Estimated Amount Expected to be Incurred
Restructuring charges:
Termination benefits*	$75 million to $100 million
Other (1)	$25 million to $50 million
Restructuring-related expenses:
Other (2)	$100 million to $150 million
$200 million to $300 million
* Plans detailing specific employee impacts will be developed for each affected region and business, and the Company will work with employee representative bodies where required under local laws.
(1) Consists primarily of consultant fees and costs associated with contractual cancellations.
(2) Comprised of other costs directly related to the restructuring program, including program management, accelerated depreciation, fixed asset write-offs, and costs to transfer product lines among facilities.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by words like "anticipate," "expect," "project," "believe," "plan," "estimate," "intend" and similar words. These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance. These forward-looking statements include, among other things, statements regarding our business plans and the execution and effect of our restructuring program. If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements. These factors, in some cases, have affected and in the future (together with other factors) could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this Current Report on Form 8-K. As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.

Factors that may cause such differences include, among other things: future economic, competitive, reimbursement and regulatory conditions; new product introductions; demographic trends; intellectual property; litigation; financial market conditions; and future business decisions made by us and our competitors. All of these factors are difficult or impossible to predict accurately and many of them are beyond our control. For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item 1A - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-

Q we have filed or will file hereafter. We disclaim any intention or obligation to publicly update or revise any forward-looking statements to reflect any change in our expectations or in events, conditions or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements. This cautionary statement is applicable to all forward-looking statements contained in this document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	November 15, 2018	BOSTON SCIENTIFIC CORPORATION

		By:	/s/ Vance R. Brown
Vance R. Brown
Vice President and Chief Corporate Counsel